EXHIBIT 99.4

CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), John C. Martin, the Chief Executive Officer of Gilead Sciences, Inc. (the “Company”), and John F. Milligan, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.             The Company’s amended Current Report on Form 8-K/A to which this Certification is attached as Exhibit 99.4 (the “Current Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The historical information with respect to the Company contained in the Current Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered by the Current Report.

Dated: May 7, 2003

/s/ John C. Martin	/s/ John F. Milligan
John C. Martin	John F. Milligan
Chief Executive Officer	Chief Financial Officer

Note:  This Certification is furnished only if and to the extent that Form 8-K is determined to be a “periodic report” within the meaning of Section 906 of the Sarbanes-Oxley Act of 2002.  This certification shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933.  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.